ABSC NC 2006-HE4
Asset Backed Securities Portfolio Analysis

301 records
Balance: 66,740,523
DTI > 50

Selection Criteria: DTI > 50
Table of Contents
  Principal balance at Origination
  Remaining Principal Balance
  Fico Scores
  Original Term
  Remaining Term
  Property Type
  Occupancy Status
  Loan Purpose
  Original Loan to Value Ratio
  Combined Loan To Value
  Geographic Distribution By Balance
  Documentation
  Mortgage Rate
  Maximum Rate
  Gross Margin
  INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)
  PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)
  Next Rate Adjustment Date
  Original Number of Months to Expiration Of Prepayment Penalty Term
  Loan Type
  Credit Grade
  Lien Position
  DTI

1. Principal balance at Origination

Principal balance at Origination	Number Of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	4	$78,538.00	0.12%	639	100.00%	11.400%	100.00%
25,001 - 50,000	7	289,070.00	0.43	618	83.23	9.736	100.00
50,001 - 75,000	21	1,349,301.00	2.02	588	71.21	8.872	86.63
75,001 - 100,000	29	2,581,770.00	3.86	595	68.65	8.656	78.42
100,001 - 125,000	27	3,130,224.00	4.68	580	72.97	8.622	92.98
125,001 - 150,000	32	4,429,120.00	6.63	587	76.50	7.873	93.70
150,001 - 175,000	20	3,239,920.00	4.85	574	70.29	8.744	84.71
175,001 - 200,000	22	4,085,770.00	6.11	566	72.45	8.205	86.53
200,001 - 250,000	34	7,739,055.39	11.58	588	73.45	7.891	100.00
250,001 - 300,000	30	8,241,750.00	12.33	576	74.40	7.890	100.00
300,001 - 400,000	36	12,592,911.00	18.85	584	72.77	7.559	93.95
400,001 - 500,000	26	11,633,450.00	17.41	604	75.26	7.864	96.23
500,001 - 600,000	10	5,240,050.00	7.84	623	81.60	7.294	90.30
600,001 - 700,000	2	1,317,000.00	1.97	692	82.74	8.509	48.42
700,001 >=	1	870,000.00	1.30	628	79.09	6.150	100.00
Total:	301	$66,817,929.39	100.00%	592	74.46%	7.921%	93.01%

Mimimum Original Balance: 15,000.00
Maximum Original Balance: 870,000.00
Average Original Balance: 221,986.48

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2. Remaining Principal Balance

Remaining Principal Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000	4	$78,432.00	0.12%	639	100.00%	11.400%	100.00%
25,001 - 50,000	8	338,583.92	0.51	618	81.51	9.550	100.00
50,001 - 75,000	20	1,297,418.31	1.94	587	71.20	8.887	86.12
75,001 - 100,000	29	2,577,851.75	3.86	595	68.65	8.656	78.42
100,001 - 125,000	27	3,126,297.78	4.68	580	72.97	8.622	92.98
125,001 - 150,000	32	4,421,142.59	6.62	587	76.50	7.873	93.70
150,001 - 175,000	20	3,236,660.94	4.85	574	70.29	8.744	84.71
175,001 - 200,000	23	4,281,703.77	6.42	569	72.80	8.137	87.15
200,001 - 250,000	33	7,531,713.30	11.29	587	73.27	7.922	100.00
250,001 - 300,000	30	8,233,922.59	12.34	576	74.40	7.890	100.00
300,001 - 400,000	36	12,578,990.14	18.85	584	72.77	7.559	93.95
400,001 - 500,000	26	11,625,619.69	17.42	604	75.26	7.864	96.23
500,001 - 600,000	10	5,228,143.93	7.83	623	81.60	7.294	90.30
600,001 - 700,000	2	1,315,306.76	1.97	692	82.74	8.509	48.42
700,001 >=	1	868,735.34	1.30	628	79.09	6.150	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Mimimum Remaining Balance: 14,955.89
Maximum Remaining Balance: 868,735.34
Average Remaining Balance: 221,729.31

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3. Fico Scores

Fico Scores	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
501 - 525	41	$7,222,786.27	10.82%	513	68.61%	8.874%	87.03%
526 - 550	46	9,635,268.40	14.44	536	70.51	8.537	99.04
551 - 575	45	10,601,723.75	15.88	563	70.82	7.994	98.57
576 - 600	53	11,994,317.67	17.97	587	73.52	8.074	100.00
601 - 625	41	9,425,884.76	14.12	610	79.44	7.568	92.83
626 - 650	37	8,696,086.17	13.03	636	77.62	7.311	94.82
651 - 675	14	3,271,359.82	4.90	663	77.25	6.667	84.68
676 - 700	8	2,402,274.44	3.60	689	80.96	7.059	78.88
701 - 725	11	2,275,031.55	3.41	709	86.46	7.819	52.92
726 - 750	4	720,789.99	1.08	735	87.84	8.313	61.34
751 - 775	1	495,000.00	0.74	775	62.26	6.650	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum FICO: 502
Maximum FICO: 775
WA FICO: 592

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4. Original Term

Original Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
301 - 360	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum Original Term: 360
Maximum Original Term: 360
WA Original Term: 360

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5. Remaining Term

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
349 - 360	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum Remaining Term: 351
Maximum Remaining Term: 359
WA Remaining Term: 358

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6. Property Type

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	230	$48,711,201.74	72.99%	590	73.70%	7.901%	94.56%
PUD - Detached	35	8,156,423.26	12.22	596	78.81	7.910	92.39
2-4 Unit	21	6,621,685.70	9.92	607	72.88	7.716	81.55
Condo	12	2,596,356.19	3.89	587	78.50	8.701	93.26
PUD - Attached	3	654,855.93	0.98	554	76.52	8.603	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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7. Occupancy Status

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Primary Residence	277	$62,075,572.52	93.01%	589	74.26%	7.898%	100.00%
Investment Property	17	3,367,618.10	5.05	627	76.24	8.416	0.00
Second Home	7	1,297,332.19	1.94	654	79.38	7.778	0.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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8. Loan Purpose

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cashout	209	$48,343,065.23	72.43%	578	72.02%	7.946%	94.83%
Purchase	62	12,761,793.17	19.12	637	81.33	7.984	83.03
Refinance - Rate/Term	30	5,635,664.42	8.44	605	79.79	7.565	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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9. Original Loan to Value Ratio

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	20	$3,024,055.72	4.53%	584	40.00%	7.913%	96.69%
50.01 - 60.00	26	4,870,931.84	7.30	573	55.77	8.206	87.79
60.01 - 70.00	61	15,494,819.05	23.22	568	66.58	8.037	93.38
70.01 - 80.00	117	28,319,258.14	42.43	597	76.83	7.660	95.69
80.01 - 90.00	39	7,593,290.45	11.38	605	87.03	8.172	81.96
90.01 - 100.00	38	7,438,167.62	11.14	624	95.24	8.239	95.23
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum Loan-to-Value Ratio: 17.47
Maximum Loan-to-Value Ratio: 100.00
WA Loan-to-Value Ratio By Original Balance: 74.46

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10. Combined Loan To Value

Combined Loan To Value	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	20	$3,024,055.72	4.53%	584	40.00%	7.913%	96.69%
50.01 - 60.00	25	4,721,381.36	7.07	567	55.63	8.228	90.57
60.01 - 70.00	61	15,494,819.05	23.22	568	66.58	8.037	93.38
70.01 - 75.00	62	14,683,283.36	22.00	577	74.08	7.988	99.37
75.01 - 80.00	20	5,411,431.64	8.11	594	79.59	7.216	90.62
80.01 - 85.00	15	2,721,115.29	4.08	581	84.26	7.939	100.00
85.01 - 90.00	20	4,445,762.16	6.66	627	88.87	8.243	69.18
90.01 - 95.00	28	7,310,138.00	10.95	621	93.40	7.898	95.15
95.01 - 100.00	50	8,928,536.24	13.38	634	81.60	7.734	91.38
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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11. Geographic Distribution By Balance

Geographic Distribution By Balance	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California	59	$18,797,935.36	28.17%	591	71.14%	7.649%	93.84%
Florida	46	9,480,701.14	14.21	599	77.16	8.125	90.16
New York	24	7,712,022.38	11.56	608	74.62	7.452	86.12
New Jersey	22	6,004,075.40	9.00	577	74.76	7.834	100.00
Maryland	11	3,102,363.15	4.65	582	74.50	8.023	100.00
Illinois	13	2,577,537.25	3.86	585	75.17	8.152	96.55
Massachusetts	9	2,306,891.27	3.46	560	71.05	7.813	100.00
Texas	20	2,139,904.71	3.21	606	74.65	8.032	82.20
Arizona	11	1,457,647.11	2.18	569	66.97	8.420	100.00
Hawaii	4	1,313,211.02	1.97	604	80.15	8.461	100.00
Other	82	11,848,234.04	17.75	594	78.05	8.344	91.26
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Total Number Of Stated Represented:: 37

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12. Documentation

Documentation	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Doc - 1yr W2	112	$24,163,546.88	36.21%	592	74.72%	7.550%	96.13%
Full Doc - 2yr W2/Tax Returns	120	23,877,874.25	35.78	584	73.95	7.820	94.81
Stated Doc	49	14,178,499.40	21.24	607	75.07	8.601	87.44
Full Doc - 12 M BK STMTS	11	2,829,065.03	4.24	581	71.95	8.695	86.93
Limited Doc - 6 M BK STMTS	5	1,353,324.84	2.03	583	73.66	7.448	100.00
Full Doc - 24 M BK STMTS	4	338,212.41	0.51	703	90.00	8.535	0.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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13. Mortgage Rate

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.001 - 5.500	1	$432,751.29	0.65%	634	62.75%	5.500%	100.00%
5.501 - 6.000	4	1,174,290.30	1.76	668	75.44	5.781	100.00
6.001 - 6.500	19	6,045,370.75	9.06	638	76.13	6.277	91.61
6.501 - 7.000	37	9,152,140.83	13.71	623	75.49	6.801	90.95
7.001 - 7.500	39	9,407,473.34	14.10	601	74.46	7.296	93.12
7.501 - 8.000	41	10,559,915.63	15.82	590	73.89	7.814	100.00
8.001 - 8.500	49	10,748,969.06	16.11	569	72.05	8.279	98.48
8.501 - 9.000	46	9,489,179.74	14.22	561	76.16	8.720	88.75
9.001 - 9.500	22	4,573,914.43	6.85	569	71.24	9.232	85.17
9.501 - 10.000	16	2,227,704.27	3.34	588	77.16	9.787	94.20
10.001 - 10.500	8	874,037.29	1.31	570	77.28	10.265	56.89
10.501 - 11.000	7	512,756.40	0.77	560	77.48	10.684	82.02
11.001 - 11.500	3	706,284.98	1.06	575	72.13	11.327	100.00
11.501 - 12.000	5	634,301.79	0.95	547	76.36	11.765	72.42
12.001 - 12.500	3	178,842.53	0.27	600	100.00	12.246	100.00
13.001 - 13.500	1	22,590.19	0.03	581	100.00	13.250	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum Rate: 5.500
Maximum Rate: 13.250
WA Rate: 7.921

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14. Maximum Rate

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	66	$10,047,863.48	15.06%	615	78.77%	7.552%	86.29%
12.001 - 12.500	1	432,751.29	0.65	634	62.75	5.500	100.00
12.501 - 13.000	3	777,953.49	1.17	666	73.12	5.674	100.00
13.001 - 13.500	10	3,330,241.15	4.99	642	76.37	6.342	100.00
13.501 - 14.000	25	6,904,736.30	10.35	623	73.66	6.777	92.00
14.001 - 14.500	29	8,184,686.95	12.26	600	74.46	7.299	95.21
14.501 - 15.000	39	10,168,812.59	15.24	589	73.57	7.813	100.00
15.001 - 15.500	44	10,187,304.22	15.26	567	72.96	8.284	99.02
15.501 - 16.000	39	8,652,121.25	12.96	556	75.41	8.721	90.84
16.001 - 16.500	18	3,909,160.03	5.86	574	69.69	9.208	82.65
16.501 - 17.000	11	1,997,989.65	2.99	584	76.04	9.794	93.54
17.001 - 17.500	6	721,029.38	1.08	564	73.53	10.245	47.75
17.501 - 18.000	5	434,693.45	0.65	545	73.44	10.706	78.79
18.001 - 18.500	1	524,827.54	0.79	586	70.00	11.375	100.00
18.501 - 19.000	4	466,352.04	0.70	517	67.85	11.753	62.49
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum Maximum Rate: 12.500
Maximum Maximum Rate: 18.875
WA Maximum Rate: 14.985

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15. Gross Margin

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 0.000	66	$10,047,863.48	15.06%	615	78.77%	7.552%	86.29%
5.501 - 6.000	61	16,542,078.29	24.79	601	77.11	7.763	95.90
6.001 - 6.500	131	30,643,929.08	45.92	592	73.25	7.816	92.85
6.501 - 7.000	21	4,988,749.00	7.47	553	71.20	8.544	98.15
7.001 - 7.500	22	4,517,902.97	6.77	548	66.92	9.351	92.78
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum Gross Margin: 5.900
Maximum Gross Margin: 7.500
WA Gross Margin: 6.243

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16. INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)

INITIAL RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$129,901.57	0.23%	582	71.43%	7.400%	100.00%
1.500	234	56,562,757.77	99.77	588	73.70	7.988	94.19
Total:	235	$56,692,659.34	100.00%	588	73.69%	7.987%	94.20%

Min Initial Cap: 1.000%
Max Initial Cap: 1.500%
WA Initial Cap: 1.499%

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17. PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)

PERIODIC RATE ADJUSTMENT CAP (ARMs ONLY)	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1.000	1	$129,901.57	0.23%	582	71.43%	7.400%	100.00%
1.500	234	56,562,757.77	99.77	588	73.70	7.988	94.19
Total:	235	$56,692,659.34	100.00%	588	73.69%	7.987%	94.20%

Min PERCAP: 1.000%
Max PERCAP: 1.500%
WA PERCAP: 1.499%

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18. Next Rate Adjustment Date

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0000-00	66	$10,047,863.48	15.06%	615	78.77%	7.552%	86.29%
2007-12	6	1,511,803.66	2.27	536	71.76	8.432	100.00
2008-01	43	13,293,997.66	19.92	599	75.98	7.799	92.12
2008-02	29	7,739,916.92	11.60	604	78.65	7.588	100.00
2008-03	146	32,109,473.54	48.11	579	71.48	8.154	93.31
2008-10	2	339,280.34	0.51	670	85.68	6.411	100.00
2008-11	1	287,489.73	0.43	607	80.00	7.300	100.00
2009-01	4	991,505.62	1.49	636	74.81	8.138	100.00
2009-03	2	189,672.96	0.28	522	75.00	10.415	51.38
2011-01	1	49,826.71	0.07	692	29.41	5.625	100.00
2011-02	1	179,692.19	0.27	622	75.00	6.800	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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19. Original Number of Months to Expiration Of Prepayment Penalty Term

Original Number of Months to Expiration Of Prepayment Penalty Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0	117	$26,590,934.52	39.84%	589	74.38%	8.060%	94.70%
12	12	3,006,264.10	4.50	584	72.94	7.842	100.00
24	137	31,971,023.51	47.90	588	73.77	7.916	93.26
36	35	5,172,300.69	7.75	636	79.97	7.287	78.72
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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20. Loan Type

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2/28 ARM	53	$10,204,226.60	15.29%	580	69.80%	8.804%	85.95%
2/28 ARM- 40 Yr Amortization	171	44,450,965.18	66.60	588	74.47	7.810	96.04
3/27 ARM	4	528,953.30	0.79	617	81.85	7.846	82.57
3/27 ARM- 40 Yr Amortization	5	1,278,995.36	1.92	629	75.97	7.950	100.00
5/25 ARM	2	229,518.90	0.34	637	65.10	6.545	100.00
BALLOON 40/30	16	2,375,549.03	3.56	579	72.69	8.525	88.41
Fixed - 30 Year	48	6,885,675.22	10.32	622	80.13	7.280	84.00
Fixed - 30 Year - 5 Yr IO	2	786,639.22	1.18	664	85.24	6.997	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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21. Credit Grade

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
AA	184	$42,243,813.26	63.30%	610	76.50%	7.616%	90.18%
A-	26	5,883,245.63	8.82	578	71.64	7.871	100.00
A+	40	8,740,563.93	13.10	565	74.67	8.144	97.80
B	20	3,677,988.34	5.51	547	70.94	8.773	95.24
C	27	4,962,960.66	7.44	538	66.56	8.902	96.95
C-	4	1,231,951.00	1.85	577	58.71	10.568	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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22. Lien Position

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
First Lien	288	$66,049,151.68	98.96%	592	74.19%	7.887%	92.94%
Second Lien	13	691,371.13	1.04	629	100.00	11.223	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

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23. DTI

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
50.01 - 55.00	279	$62,088,604.30	93.03%	589	74.27%	7.971%	93.54%
55.01 - 60.00	21	4,552,493.99	6.82	627	76.93	7.264	85.57
70.01 - 75.00	1	99,424.53	0.15	630	76.92	7.075	100.00
Total:	301	$66,740,522.82	100.00%	592	74.46%	7.921%	93.01%

Minimum: 50.01
Max DTI: 71.57
wa DTI: 53.14

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Credit Suisse
11 Madison Avenue
New York, New York 10010
www.credit-suisse.com
Apr 20, 2006 13:18

The depositor has filed a registration statement (including aprospectus) with the SEC for the offering to which this free writingprospectus relates. Before you invest, you should read the prospectus inthat registration statement and other documents the depositor has filedwith the SEC for more complete information about the depositor and thisoffering. You may get these documents for free by visiting EDGAR on theSEC Web site at www.sec.gov. Alternatively, the depositor, anyunderwriter or any dealer participating in the offering will arrange tosend you the prospectus if you request it by calling toll-free1-800-221-1037.This free writing prospectus is not required to contain all informationthat is required to be included in the base prospectus and theprospectus supplement. The information in this free writing prospectusis preliminary and is subject to completion or change. The informationin this free writing prospectus, if conveyed prior to the time of yourcommitment to purchase, supersedes information contained in any priorsimilar free writing prospectus relating to these securities.This free writing prospectus is being delivered to you solely to provideyou with information about the offering of the mortgage-backedsecurities referred to in this free writing prospectus and to solicit anindication of your interest in purchasing such securities, when, as andif issued. Any such indication of interest will not constitute acontractual commitment by you to purchase any of the securities. Youmay withdraw your indication of interest at any time.The information in this free writing prospectus may be based onpreliminary assumptions about the pool assets and the structure. Anysuch assumptions are subject to change. The information in this free writing prospectus may reflect parameters,metrics or scenarios specifically requested by you. If so, prior to thetime of your commitment to purchase, you should request updatedinformation based on any parameters, metrics or scenarios specificallyrequired by you. Neither the issuer of the securities nor any of its affiliates prepared,provided, approved or verified any statistical or numerical informationpresented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or itsaffiliates.